Exhibit 10


                         AMENDMENT TO
                         GANNETT CO., INC.

                  RETIREMENT PLAN FOR DIRECTORS


     GANNETT CO., INC. ("Gannett") hereby amends its Retirement Plan for Directors ("Plan") to provide a lump sum payment to a Director's beneficiaries whether death occurs prior to or following retirement.

     Section 5 of the Plan is amended to read as follows:

     Section 5. Death Benefits: In the event of the death of a Director, either prior to or following retirement, the present value of the benefit to which the Director would have been entitled had retirement occurred the day before death shall be paid in a single sum to the Beneficiary designated by the Director or to the Director's estate in the event the Beneficiary is no longer living or has not been designated.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment, which shall be effective as of May 2, 1995.


                                   GANNETT CO., INC.



                                   By:  s/ Thomas L. Chapple
                                        --------------------
                                        Thomas L. Chapple
                                        Secretary

                         AMENDMENT TO

                         GANNETT CO., INC.

                  RETIREMENT PLAN FOR DIRECTORS


     GANNETT CO., INC. ("Gannett") hereby amends its Retirement Plan for Directors ("Plan") to provide that retirement compensation will be based on the highest compensation earned by a director during his or her last ten years of Board service.

     Section 2 of the Plan is amended to read as follows:

     Section 2. Benefit: The annual benefit payable pursuant to this Plan shall be computed by multiplying the highest annual Director's Compensation paid by Gannett during the ten years preceding the Director's retirement from the Board by the appropriate percentage in the table shown below.

     The term "Compensation" as used in this Plan shall include annual retainer, committee chair retainer, board and committee meeting fees, and such types of cash payments as may be provided as director compensation in the future.

               Years of Service
                 as Director                 Percentage
               ---------------               -----------
               10 or more                    100%
               9                              90%
               8                              80%
               7                              70%
               6                              60%
               5                              50%
               Less than 5                    -0-


     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment, which shall be effective as of June 20, 1995.


                                   GANNETT CO., INC.



                                   By:  s/ Thomas L. Chapple
                                        --------------------
                                        Thomas L. Chapple
                                        Secretary